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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2007

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 7.01  FD Disclosure.

Watkins, MN; Vancouver, BC February 12, 2007.- International Barrier Technology Inc. (“Barrier”) (IBTGF = OTCBB; IBH =  TSXV), a manufacturer of proprietary fire resistant building materials, is pleased to report record January sales revenue and sales volume shipped into the Commercial Modular Industry.  Four hundred fifty-five thousand, nine hundred (455,900) sq. ft. of Blazeguard products were shipped into the commercial modular market for the month ending January 31, 2007.  This is a 69% increase from the same period in the previous year.  Total sales for the month of January were 542,700 sq. ft.  Five million, four-hundred eighty-six thousand, three hundred sq. ft. (5,486,300) of Blazeguard products have been shipped year to date, which is an increase of 34% over the 4,095,500 shipped year-to-date ending January 31, 2006.

January sales revenue in the commercial modular industry increased a substantial 74%, as the market remains strong in that industry.  Blazeguard sales into the residential roof deck market were impacted by softness in the housing market.  While total sales revenue for January is down, year-to-date sales revenue is up 14% to $3,993,323 from $3,506,716 reported last year.  During January, sheathing costs, which are a pass through commodity, continued near all-time lows.  This kept top-line sales revenue lower than what it could have been had sheathing prices been at or above average historical prices.

“As the inventory of vacant homes continues to fall to sustainable levels, and housing starts begin to recover, Barrier is well positioned to continue to increase sales.  Improved market share in existing territories, and expansion into target development markets, such as southern California, Texas, and Arizona, will further fuel growth in sales volume,” states Dr. Michael Huddy, President.  “Growth in sales volume, when coupled with the efficiencies beginning to be realized with Blazeguard production on the new, high speed production line, will translate into improved earnings as the year progresses”.

Refer to Exhibit #99.1 for additional information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, February 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007    International Barrier Technologies Inc.

                                            (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

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